UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

HYPERION DEFI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390, Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 29, 2025, Hyperion DeFi, Inc. (the “Company”) received a notice from the staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company’s stockholders’ equity as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 was below the minimum $2,500,000 required for continued listing under Listing Rule 5550(b)(1) (the “Minimum Equity Requirement”).

On September 2, 2025, the Company received a notice from the Staff indicating that the Company has regained compliance with the Minimum Equity Requirement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, Michael Rowe notified the Board of Directors (the “Board”) of the Company of his intent to resign from his position as Chief Executive Officer of the Company. Pending the effectiveness of Mr. Rowe’s resignation, Hyunsu Jung, who is currently the Company’s Chief Investment Officer and a member of the Board, will serve as Interim Chief Executive Officer, Principal Financial Officer, Treasurer, and Secretary of the Company. Mr. Jung will work with Mr. Rowe to ensure a smooth transition.

In addition, on September 8, 2025, the Board of the Company expanded the size of the Board to six (6) members and appointed Happy Walters as a member of the Board, effective immediately. Mr. Walters will serve as a director until the Company’s 2026 annual meeting of stockholders and thereafter until his successor has been elected and qualified or until his earlier death, resignation or removal. Mr. Walters has also been appointed to serve on the Board’s Nominating and Governance Committee.

Mr. Walters, age 58, is the founder of and has been Chief Executive Officer of Blue Horizon Capital LLC since 2019, where Mr. Walters leverages his deep expertise and strategic vision to drive growth in cutting-edge sectors such as telehealth, blockchain, fitness, and lifestyle. Mr. Walters also serves on the board of directors of Immutable Holdings, Inc. (Cboe: HOLD). Mr. Walters previously co-founded and served on the board of LifeMD, Inc. (Nasdaq: LFMD) and co-founded Bitcoin treasury ZOOZ Power Ltd. (Nasdaq and TASE: ZOOZ). Mr. Walters was an early investor in Hedera Hashgraph, an open-source, public network governed by a council of leading global institutions, consulting on counsel and investor relations. As an early investor in Axelar Networks, a Layer 2 protocol blockchain platform, Mr. Walters provided strategic support in investor fundraising and go-to-market strategies. Mr. Walters earned his B.A. degree from the University of Michigan in 1990.

There is no arrangement between Mr. Walters and any person pursuant to which he was selected as a director, and there is no family relationship between Mr. Walters and any other director or executive officer of the Company.

In connection with his service on the Board, Mr. Walters will receive cash compensation pursuant to the compensation arrangements for non-employee directors described in the Company’s definitive proxy statement relating to its 2025 Annual Meeting of Stockholders. In addition, Mr. Walters received a grant of 50,000 restricted stock units (“RSUs”), which will vest as follows: (1) 25,000 RSUs shall vest on March 31, 2026; (2) 12,500 RSUs shall vest on August 16, 2026; and (3) 12,500 RSUs shall vest on November 16, 2026, or immediately and in full upon a change in control of the Company or termination of the director’s board service for other than a voluntary resignation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERION DEFI, INC.

Date: September 8, 2025	/s/ Hyunsu Jung
Hyunsu Jung
Interim Chief Executive Officer